Exhibit 99.2

             CirTran Corporation Awarded Record $22 Million Contract
         To Manufacture Sold-on-TV Product for Advanced Beauty Solutions

SALT LAKE CITY, Feb. 23, 2005 - CirTran Corporation (OTC BB: CIRT), an international full-service contract manufacturer of IT, consumer and consumer electronics products, announced today that it has been awarded the largest contract in its history.

         Iehab J. Hawatmeh, CirTran's founder, president and CEO, said the contract signed with Advanced Beauty Solutions, LLC, of Los Angeles, is expected to generate $22 million in revenue over the next 12 to 14 months. CirTran, he said, will be the exclusive manufacturer of the "True Ceramic Pro - Flat Iron Traveling Kit," a popular consumer electronics product sold nationwide on TV via infomercials.

Mr. Hawatmeh said the $22 million contract was "by far the largest ever for CirTran.

"The start of 2005 has been very exciting for CirTran," he said, noting that last month the company announced another major consumer electronics manufacturing contract (see "CirTran Cuts the Mustard with $1.8 Million Contract to Manufacture the New Sold-on-TV `Hot Dog Express," Business Wire, January 24), after previously announcing that it anticipates reporting substantial growth when it files its 10-KSB with the SEC in March (see "CirTran Sites New Consumer Manufacturing Business for `Dramatic Increases' in Q4 and 2004 Year-end Results," Business Wire, January 14).

To Be Manufactured by CirTran-Asia

         The True Ceramic Pro - Flat Iron Traveling Kit, which includes the "True Ceramic Pro - Infra Red Ionic Styler" to straighten naturally-curly hair, will be manufactured in China by CirTran-Asia, the wholly-owned, ShenZhen-based subsidiary of CirTran Corporation.

         "Our strategy to build high-volume consumer and consumer electronics products in Asia to complement our core IT component manufacturing business in the U.S, is continuing to pay off," said Mr. Hawatmeh. In the second half of fiscal 2004, ending December 31, he said, some two-thirds of CirTran's revenues came from its Asian subsidiary while its U.S.-based business grew as well.

         "Winning this contract from Advanced Beauty Solutions, a very successful consumer electronics marketing company, is a major feather in CirTran's cap," said Trevor M. Saliba, the company's executive vice president for worldwide business development. "It significantly raises our revenue projections for 2005, and should put CirTran in a highly-favorable position with potential customers, particularly those with higher-volume, lower-margin products usually manufactured off shore."

About CirTran Corporation

Founded in 1993, CirTran Corporation (OTC BB: CIRT, www.CirTran.com) is a premier international full-service contract manufacturer of low to mid size volume contracts for printed circuit board assemblies, cables and harnesses to the most exacting specifications. Headquartered in Salt Lake City, CirTran's modern 40,000-square foot manufacturing facility is the largest in the Intermountain Region, providing "just-in-time" inventory management techniques designed to minimize an OEM's investment in component inventories, personnel and related facilities, while reducing costs and ensuring speedy time-to-market.

About CirTran-Asia

CirTran-Asia (www.CirTran-Asia.com) was formed in 2004 as a high-volume manufacturing arm and wholly-owned subsidiary of CirTran Corporation with its principal office in ShenZhen, China. CirTran-Asia operates in three primary business segments: high-volume electronics, fitness equipment and household products manufacturing, focusing on being a leading manufacturer for the multi-billion dollar Direct Response Industry, which sells through infomercials, print and internet advertisements.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. With the exception of historical information contained herein, the matters discussed in this press release involve risk and uncertainties. Actual results could differ materially from those expressed in any forward-looking statement.

Company Contact:                                     Press Contact:
Trevor M. Saliba                                     David A. Kaminer
CirTran Corporation                                  The Kaminer Group
+(801) 963-5112                                      +(914) 684-1934
trevor@cirtran.com                                   dkaminer@kamgrp.com